Exhibit 99.1

Rock-Tenn Reports Higher Income on Strong Sales Increase for the First Quarter of Fiscal 2008

NORCROSS, Ga.--(BUSINESS WIRE)--Rock-Tenn Company (NYSE:RKT) today reported earnings for the quarter ended December 31, 2007 of $0.46 per diluted share. The Company reported net income of $17.5 million, or $0.46 per diluted share, for the first quarter of fiscal 2008 compared to $15.1 million, or $0.39 per diluted share, for the prior year quarter.

  Adjusted net income of $0.51 per diluted share excluding restructuring and other costs primarily related to the closing of our Chicopee, Massachusetts folding carton plant.

Adjusted net income reflects adjustments to net income, as described below:

	1Q	1Q
	2008	2007
Net income per diluted share	$0.46	$0.39
Restructuring and other costs, net	0.05	0.01

Adjusted net income per diluted share	$0.51	$0.40

First Quarter Results

  Net sales of $596.3 million for the first quarter of fiscal 2008 increased $62.4 million, or 11.7%, over the first quarter of fiscal 2007.
  Segment income was $48.0 million compared to $42.5 million in the prior year quarter, or 12.9% over the prior year quarter.
  Income for the first quarter of fiscal 2008 included pre-tax restructuring and other costs of $3.0 million, or $0.05 per diluted share after-tax, primarily related to the decision to close the Chicopee, Massachusetts folding carton plant. The closing of the Chicopee plant takes advantage of low cost production capacity resulting from our acquisition related capital investments in one of the plants we acquired from Gulf States in 2005 and furthers the Company’s strategy of concentrating production in larger facilities with market leading cost positions. Rock-Tenn’s pre-tax restructuring and other costs were $0.5 million, or $0.01 per diluted share after-tax, for the first quarter of fiscal 2007.

Segment Results

Consumer Packaging Segment

Consumer Packaging segment net sales were $327.3 million in the first quarter of fiscal 2008 compared to $303.1 million in the prior year quarter, due to higher unit pricing in the fiscal 2008 quarter representing pass through of higher paperboard costs and increased sales volumes. Segment income increased $4.6 million over the prior year quarter to $16.3 million in the first quarter of fiscal 2008. Segment return on sales increased to 5.0% compared to 3.9% in the prior year quarter.

Paperboard Segment

Paperboard segment net sales increased $24.2 million from the prior year quarter to $235.0 million on higher selling prices and a 1,624 increase in tons shipped. Bleached paperboard tons shipped increased 7.6% over the prior year quarter to 79,623 tons. The average selling price for all paperboard grades increased $41 per ton over the prior year quarter. Average recycled fiber costs increased $49 per ton over the prior year quarter and energy and chemical costs each increased $4 per ton of recycled paperboard. Segment income was $21.5 million compared to $23.9 million in the prior year quarter. During the quarter we received approximately $1.7 million in recovery of previously expensed environmental costs, which was largely offset by approximately $1.3 million of impact in our Dallas mill associated with a dryer section failure and rebuild in December.

Merchandising Displays Segment

Merchandising Displays segment net sales increased $21.1 million, or 34.6%, over the prior year first quarter, to $82.0 million on strong demand for promotional displays. Segment income increased 56.9% to $8.0 million compared to $5.1 million in the prior year quarter.

Corrugated Packaging Segment

Corrugated Packaging segment net sales increased $4.6 million over the prior year quarter to $41.2 million in the first quarter of fiscal 2008, due to increased volumes and price increases to recover higher paperboard costs. Segment income was $2.2 million in the first quarter of fiscal 2008 and $1.8 million in the prior year quarter.

Chairman and Chief Executive Officer’s Statement

Rock-Tenn Company Chairman and Chief Executive Officer James A. Rubright stated, “Strong sales growth in our consumer packaging, corrugated packaging and merchandising display segments drove our 27.5% increase in adjusted net income per share. Operating efficiencies flowing from our commitment to performance excellence in our consumer packaging segment enabled us to achieve the return on sales target of 5% that we established when we acquired the Gulf States assets in 2005.”

Cash Provided By Operating Activities

Net cash provided by operating activities in the first quarter of fiscal 2008 was $22.3 million compared to $32.3 million in the prior year quarter. The decrease was primarily due to the reduction of non-debt current liabilities.

Conference Call

The Company will host a conference call to discuss its results of operations for the first quarter of fiscal 2008 and other topics that may be raised during the discussion at 9:00 a.m., Eastern Time, on January 24, 2008. The conference call will be webcast and can be accessed, along with a copy of this press release and any other statistical information related to the conference call, at www.rocktenn.com.

About Rock-Tenn Company

Rock-Tenn Company is one of North America's leading manufacturers of packaging products, merchandising displays and bleached and recycled paperboard. The Company has annual net sales of approximately $2.3 billion and operating locations in the United States, Canada, Mexico, Chile and Argentina.

ROCK-TENN COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	FOR THE THREE MONTHS ENDED
	December 31,	December 31,
	2007	2006

NET SALES	$596.3	$533.9

Cost of Goods Sold	489.3	436.3

Gross Profit	107.0	97.6
Selling, General and Administrative Expenses	65.2	61.3
Restructuring and Other Costs, net	3.0	0.5

Operating Profit	38.8	35.8
Interest Expense	(11.8)	(13.0)
Interest and Other Income (Expense), net	(0.1)	0.2
Equity in Income (Loss) from Unconsolidated Entities	(0.3)	0.3
Minority Interest in Income of
Consolidated Subsidiaries	(0.9)	(1.9)

INCOME BEFORE INCOME TAXES	25.7	21.4

Income Tax Expense	(8.2)	(6.3)

NET INCOME	$17.5	$15.1

Weighted Average Common Shares
Outstanding-Diluted	38.0	38.7

Diluted Earnings Per Share	$0.46	$0.39
ROCK-TENN COMPANY
SEGMENT INFORMATION
(UNAUDITED)
(IN MILLIONS, EXCEPT TONNAGE DATA)

	FOR THE THREE MONTHS ENDED
	December 31,	December 31,
	2007	2006

NET SALES:

Consumer Packaging Segment	$327.3	$303.1
Paperboard Segment	235.0	210.8
Merchandising Displays Segment	82.0	60.9
Corrugated Packaging Segment	41.2	36.6
Intersegment Eliminations	(89.2)	(77.5)

TOTAL NET SALES	$596.3	$533.9

SEGMENT INCOME:

Consumer Packaging Segment	$16.3	$11.7
Paperboard Segment	21.5	23.9
Merchandising Displays Segment	8.0	5.1
Corrugated Packaging Segment	2.2	1.8

TOTAL SEGMENT INCOME	$48.0	$42.5
Restructuring and Other Costs, net	(3.0)	(0.5)
Non-Allocated Expense	(6.5)	(5.9)
Interest Expense	(11.8)	(13.0)
Interest and Other Income, net	(0.1)	0.2
Minority Interest in Income of
Consolidated Subsidiaries	(0.9)	(1.9)

INCOME BEFORE INCOME TAXES	$25.7	$21.4

Recycled Paperboard Shipped (in tons)	261,780	266,121
Bleached Paperboard Shipped (in tons)	79,623	73,968
Pulp Shipped (in tons)	21,193	20,883
ROCK-TENN COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN MILLIONS)

	FOR THE THREE MONTHS ENDED
	December 31,	December 31,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$17.5	$15.1

Items in income not affecting cash:
Depreciation and amortization	25.8	26.0
Deferred income tax (benefit) expense	(2.7)	4.1
Share-based compensation expense	2.0	1.8
(Gain) loss on disposal of plant, equipment and other, net	(0.2)	0.9
Minority interest in income of consolidated subsidiaries	0.9	1.9
Equity in (income) loss of unconsolidated entities	0.3	(0.3)
Payment on termination of cash flow interest rate hedges	(3.5)	(0.2)
Pension funding (more) less than expense	(0.9)	3.5
Impairment adjustments and other non-cash items	1.7	(0.1)
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	18.1	21.8
Inventories	(2.0)	(11.2)
Other assets	(10.7)	(3.2)
Accounts payable	(14.4)	(12.1)
Income taxes payable	9.2	(7.6)
Accrued liabilities	(18.8)	(8.1)

NET CASH PROVIDED BY OPERATING ACTIVITIES	$22.3	$32.3

INVESTING ACTIVITIES:

Capital expenditures	(17.9)	(17.3)
Cash paid for purchase of businesses, net of cash received	(0.8)	---
Investment in unconsolidated entities	---	(8.6)
Return of capital from unconsolidated entities	0.2	3.9
Proceeds from sale of property, plant and equipment	2.2	0.9
Proceeds from property, plant and equipment insurance settlement	---	0.4

NET CASH USED FOR INVESTING ACTIVITIES	$(16.3)	$(20.7)

FINANCING ACTIVITIES:

Additions to revolving credit facilities	39.5	0.3
Repayments of revolving credit facilities	(17.7)	(29.1)
Additions to debt	10.0	11.8
Repayments of debt	(7.2)	(8.1)
Issuances of common stock	0.6	16.3
Excess tax benefits from share-based compensation	---	5.2
Repayments to unconsolidated entity	(2.0)	(4.5)
Cash dividends paid to shareholders	(3.8)	(3.4)
Cash distributions paid to minority interest	(0.7)	(1.0)

NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES	$18.7	$(12.5)

Effect of exchange rate changes on cash and cash equivalents	---	0.3

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	24.7	(0.6)

Cash and cash equivalents at beginning of period	10.9	6.9

Cash and cash equivalents at end of period	$35.6	$6.3

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes, net of refunds	$1.5	$4.6
Interest, net of amounts capitalized	5.9	8.2
ROCK-TENN COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(IN MILLIONS)
	December 31,	September 30,	December 31,
	2007	2007	2006

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$35.6	$10.9	$6.3
Accounts receivable, net	212.6	230.6	207.9
Inventories	226.5	224.4	228.9
Other current assets	21.1	26.8	32.1
Assets held for sale	---	1.8	3.2

TOTAL CURRENT ASSETS	495.8	494.5	478.4

Property, plant and equipment at cost:
Land and buildings	276.2	274.8	266.0
Machinery and equipment	1,379.8	1,368.6	1,306.0
Transportation equipment	11.0	10.8	10.8
Leasehold improvements	5.9	5.9	6.1
	1,672.9	1,660.1	1,588.9
Less accumulated depreciation and amortization	(844.9)	(822.6)	(750.5)
Net property, plant and equipment	828.0	837.5	838.4
Goodwill	364.9	364.5	355.0
Intangibles, net	66.4	67.6	53.4
Investment in unconsolidated entities	28.3	28.9	26.7
Other assets	15.4	7.7	17.1

TOTAL ASSETS	$1,798.8	$1,800.7	$1,769.0

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of debt	$182.7	$46.0	$125.5
Accounts payable	147.2	161.6	129.4
Accrued compensation and benefits	48.2	73.8	50.9
Other current liabilities	64.3	63.5	60.3
TOTAL CURRENT LIABILITIES	442.4	344.9	366.1

Long-term debt due after one year	555.6	667.8	642.7
Hedge adjustments resulting from terminated fair value
interest rate derivatives or swaps	8.1	8.5	10.0

TOTAL LONG-TERM DEBT	563.7	676.3	652.7

Accrued pension and other long-term benefits	46.2	47.3	79.2
Deferred income taxes	122.9	125.7	104.4
Other long-term liabilities	10.3	7.6	8.5
Minority interest	10.1	9.9	19.8

SHAREHOLDERS' EQUITY:
Preferred stock, $0.01 par value	---	---	---
Class A common stock, $0.01 par value	0.4	0.4	0.4
Capital in excess of par value	225.1	222.6	202.8
Retained earnings	369.7	357.8	352.9
Accumulated other comprehensive income (loss)	8.0	8.2	(17.8)

TOTAL SHAREHOLDERS' EQUITY	603.2	589.0	538.3

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,798.8	$1,800.7	$1,769.0
Rock-Tenn Company Quarterly Statistics Paperboard Group Operating Statistics

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year
Average Price Per Ton (a)
All Tons
2006 2007 2008	$ 524 558 599	$ 526 571	$539 588	$ 561 597	$ 538 579

Tons Shipped Coated and Specialty (a)
2006 2007 2008	208,325 221,506 217,081	223,469 222,970	220,596 225,135	229,086 223,527	881,476 893,138

Corrugated Medium
2006 2007 2008	44,985 44,615 44,699	45,444 46,219	44,165 45,304	47,045 46,793	181,639 182,931

Bleached Paperboard
2006 2007 2008	79,152 73,968 79,623	80,719 82,205	76,579 90,102	83,799 88,730	320,249 335,005

Market Pulp
2006 2007 2008	14,994 20,883 21,193	27,911 24,661	23,645 25,551	20,019 24,787	86,569 95,882

Total (a)
2006 2007 2008	347,456 360,972 362,596	377,543 376,055	364,985 386,092	379,949 383,837	1,469,933 1,506,956
(a) Average Price Per Ton and Tons Shipped include tons shipped by Seven Hills Paperboard LLC, our unconsolidated joint venture with LaFarge North America, Inc.
Rock-Tenn Company Quarterly Statistics Segment Sales and Segment Income (In Millions)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year

Consumer Packaging Segment Sales
2006 2007 2008	$ 301.1 303.1 327.3	$ 319.7 312.8	$ 326.2 319.0	$ 320.8 326.0	$ 1,267.8 1,260.9
Consumer Packaging Segment Income
2006 2007 2008	$ 6.8 11.7 16.3	$ 13.4 13.1	$ 13.2 12.4	$ 11.6 12.1	$ 45.0 49.3
Return On Sales
2006 2007 2008	2.3% 3.9% 5.0%	4.2% 4.2%	4.0% 3.9%	3.6% 3.7%	3.5% 3.9%
Paperboard Segment Sales
2006 2007 2008	$ 187.7 210.8 235.0	$ 205.7 231.6	$ 204.1 247.7	$ 222.2 249.5	$ 819.7 939.6
Paperboard Segment Income (Loss)
2006 2007 2008	$ (1.0) 23.9 21.5	$ 15.8 26.9	$ 18.9 34.1	$ 28.5 29.3	$ 62.2 114.2
Return on Sales
2006 2007 2008	(0.5)% 11.3% 9.1%	7.7% 11.6%	9.3% 13.8%	12.8% 11.7%	7.6% 12.2%

Merchandising Displays Segment Sales
2006 2007 2008	$ 49.2 60.9 82.0	$ 55.8 82.6	$ 58.8 76.8	$ 69.4 85.5	$ 233.2 305.8
Merchandising Displays Segment Income
2006 2007 2008	$ 2.8 5.1 8.0	$ 3.2 12.2	$ 1.6 10.8	$ 8.8 10.6	$ 16.4 38.7
Return on Sales
2006 2007 2008	5.7% 8.4% 9.8%	5.7% 14.8%	2.7% 14.1%	12.7% 12.4%	7.0% 12.7%
Corrugated Packaging Segment Sales
2006 2007 2008	$ 28.4 36.6 41.2	$ 31.9 40.4	$ 36.6 40.6	$ 38.8 40.7	$ 135.7 158.3
Corrugated Packaging Segment Income
2006 2007 2008	$ 0.4 1.8 2.2	$ 1.0 2.4	$ 1.0 2.0	$ 1.6 2.2	$ 4.0 8.4
Return on Sales
2006 2007 2008	1.4% 4.9% 5.3%	3.1% 5.9%	2.7% 4.9%	4.1% 5.4%	2.9% 5.3%
Rock-Tenn Company Quarterly Statistics

Key Financial Statistics
(In Millions, except EPS Data)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year

Net Income (Loss)
2006	($9.0)	$5.2	$11.0	$21.5	$28.7
2007	15.1	21.7	25.2	19.7	81.7
2008	17.5

Diluted EPS
2006	($0.25)	$0.14	$0.30	$0.57	$0.77
2007	0.39	0.55	0.63	0.50	2.07
2008	0.46

Depreciation & Amortization
2006	$25.8	$25.9	$26.1	$26.5	$104.3
2007	26.0	25.5	26.0	26.2	103.7
2008	25.8

Capital Expenditures
2006	$13.5	$13.6	$19.1	$18.4	$64.6
2007	17.3	23.5	17.9	19.3	78.0
2008	17.9

Non-GAAP Measures

We have included financial measures that are not prepared in accordance with GAAP. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with GAAP, and discuss the reasons that we believe this information is useful to management and may be useful to investors. These measures may differ from similarly captioned measures of other companies in our industry.

Net Debt

We have defined the non-GAAP measure net debt to include the aggregate debt obligations reflected in our consolidated balance sheet, less the hedge adjustments resulting from terminated fair value interest rate derivatives or swaps, the balance of our cash and cash equivalents and certain other investments that we consider to be readily available to satisfy these debt obligations.

Our management uses net debt, along with other factors, to evaluate our financial condition. We believe that net debt is an appropriate supplemental measure of financial condition because it provides a more complete understanding of our financial condition before the impact of our decisions regarding the appropriate use of cash and liquid investments. Set forth below is a reconciliation of net debt to the most directly comparable GAAP measures, Current Portion of Debt and Total Long-Term Debt:

(In Millions)	December 31,	September 30,	December 31,
	2007	2007	2006

Current Portion of Debt	$182.7	$46.0	$125.5
Total Long-Term Debt	563.7	676.3	652.7
	746.4	722.3	778.2
Less: Hedge Adjustments Resulting From Terminated
Fair Value Interest Rate Derivatives or Swaps	(8.1)	(8.5)	(10.0)
	738.3	713.8	768.2
Less: Cash and Cash Equivalents	(35.6)	(10.9)	(6.3)
Net Debt	$702.7	$702.9	$761.9

Credit Agreement EBITDA and Total Funded Debt

“Credit Agreement EBITDA” is calculated in accordance with the definition contained in the Company’s Senior Credit Facility. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense, income taxes of the consolidated companies determined in accordance with GAAP, depreciation and amortization expense of the consolidated companies determined in accordance with GAAP, certain non-cash and cash charges incurred, and charges taken resulting from the impact of changes to accounting rules related to the expensing of stock options.

“Total Funded Debt” is calculated in accordance with the definition contained in the Company’s Senior Credit Facility. Total Funded Debt is generally defined as aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, plus additional outstanding letters of credit not already reflected in debt.

Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate compliance with Rock-Tenn’s debt covenants and borrowing capacity available under its Senior Credit Facility. Management believes that investors also use these measures to evaluate the Company’s compliance with its debt covenants and available borrowing capacity. Borrowing capacity is dependent upon, in addition to other measures, the “Credit Agreement Debt/EBITDA ratio” or the “Leverage Ratio,” which is defined as Total Funded Debt divided by Credit Agreement EBITDA. As of the December 31, 2007 calculation, the Company’s Leverage Ratio was 2.57 times, which compares to a maximum Leverage Ratio under the Senior Credit Facility of 4.00 times. Credit Agreement EBITDA and Total Funded Debt are not intended to be substitutes for GAAP financial measures and should not be used as such.

Set forth below is a reconciliation of Credit Agreement EBITDA to the most directly comparable GAAP measure, net income:

(In Millions)	12 Months Ended December 31, 2007

Net Income	$84.1
Interest Expense and Other Income	50.2
Income Taxes	47.2
Depreciation and Amortization	102.3
Additional Permitted Charges	9.1

Credit Agreement EBITDA	$292.9

Set forth below is a reconciliation of Total Funded Debt to the most directly comparable GAAP measures, Current Portion of Debt and Total Long-Term Debt:

(In Millions)	December 31,
2007

Current Portion of Debt	$182.7
Total Long-Term Debt	563.7
Total Debt	746.4
Less: Hedge Adjustments Resulting From Terminated
Fair Value Interest Rate Derivatives or Swaps	(8.1)
Total Debt Less Hedge Adjustments	738.3
Plus: Letters of Credit	15.5
Total Funded Debt	$753.8

Adjusted Net Income and Adjusted Net Income per Diluted Share

We also use the non-GAAP measure “Adjusted Net Income” and “Adjusted Net Income per Diluted Share”. Management believes these non-GAAP financial measures provide our board of directors, investors, potential investors, security analysts and others with useful information to evaluate the performance of the Company because it excludes restructuring and other costs, net, which management believes are not indicative of the ongoing operating results of the business. The Company and the board of directors use this information to evaluate the Company’s performance relative to other periods.

Set forth below are reconciliations of “Adjusted Net Income” and “Adjusted Net Income per Diluted Share” to the most directly comparable GAAP measures, “Net Income” and “Net Income per Diluted Share”, respectively:

	1Q	1Q
	2008	2007

Net income	$17.5	$15.1

Restructuring and other costs, net - net of tax	1.9	0.3

Adjusted net income	$19.4	$15.4

	1Q	1Q
	2008	2007

Net income per diluted share	$0.46	$0.39

Restructuring and other costs, net	0.05	0.01

Adjusted net income per diluted share	$0.51	$0.40

CONTACT:
Rock-Tenn Company
Investor Relations, 678-291-7900